Exhibit 10.1

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 27, 2026 (the “Signing Date”), by and between:

SELLER: AUSTRALIAN OILSEEDS HOLDINGS LIMITED, an exempted company with limited liability incorporated under the laws of the Cayman Islands whose class A ordinary shares are listed on the Nasdaq Capital Market (the “Seller”);

AND

PURCHASER: Trusha Realty Pte Ltd, a private company limited by shares incorporated under the laws of the Republic of Singapore (the “Purchaser”).

The Seller and the Purchaser are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

RECITALS

A. Australian Oilseeds Investments Pty Ltd is a proprietary company limited by shares incorporated under the laws of Australia which, together with its subsidiaries, Cowcumbla Investments Pty Ltd, Cootamundra Oilseeds Pty Ltd and Good Earth Oils Pty Ltd, (collectively, the “Target Group”), carries on the oilseed processing and edible oils business (the “Target Company”).

B. The Seller is the sole legal and beneficial owner of all of the issued and outstanding shares in the capital of the Target Company (collectively, the “Shares”).

C. The Target Group is engaged in the oilseed processing and edible oils business. Following a strategic review, the board of directors of the Seller determined that this business is non-core and a continuing drain on the Seller’s resources, and resolved to divest it so that the Seller may focus on its ongoing strategic priorities and improve its financial position.

D. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all of the Seller’s right, title, and interest in and to the Shares, upon the terms and subject to the conditions set forth herein (the “Transaction”).

E. The Seller has determined that the business of the Target Company is non-core to its ongoing strategic focus and that the divestiture of the Target Company is in the best interests of the Seller and its shareholders, as it will allow the Seller to focus its resources on its principal business activities. The board of directors of the Seller has [unanimously] determined that it is in the best interest of the Seller and its shareholders, and declared it advisable, to approve this Agreement and the Transaction.

F. The Purchaser acknowledges and confirms that it has received and reviewed the valuation report regarding the fair value of 100% of the equity of the Target Company, dated July 22, 2026, prepared by Asia-Pacific Consulting and Appraisal Limited (the “Valuation Report”). The Valuation Report concludes that, as of May 31, 2026, the fair value of 100% of the equity in the Target Company is a nominal amount. The Parties acknowledge that the consideration payable under this Agreement has been determined by reference to the fair value set out in the Valuation Report, and that the Purchaser is fully aware and understands that the Target Company and the Target Group have a substantial existing and contingent liabilities.

G. Notwithstanding the foregoing, the Purchaser believes that the acquisition of the Target Company represents a strategic opportunity and that the Purchaser has the requisite expertise and resources to manage the business and liabilities of the Target Company post-acquisition.

H. The Purchaser further acknowledges that it has conducted its own independent investigation, analysis, and evaluation of the Target Company as it has deemed necessary and is entering into this transaction based on its own business judgment and its voluntary assumption of all risks associated with the Target Company, whether known or unknown.

I. The Seller is a public company listed on the Nasdaq Capital Market (“Nasdaq”), and the execution and disclosure of this transaction are subject to the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I: DEFINITIONS

For the purposes of this Agreement, the following terms shall have the meanings specified below:

“Agreement” means this Share Purchase Agreement, including all schedules and exhibits hereto.

“Closing” means the consummation of the transaction contemplated by this Agreement in accordance with Article II.

“Closing Date” shall have the meaning set forth in Section 2.3.

“Duty” and “Duties” mean any stamp, transfer, registration, documentary, landholder, conveyance or similar duty, tax or charge of any nature, however described, imposed by any Governmental Authority in any jurisdiction in connection with this Agreement, the Transaction, the Shares or any direct or indirect interest in the assets of the Target Group, together with any interest, penalty, fine or addition thereto.

“Encumbrance” means any lien, pledge, security interest, mortgage, charge, option, right of first refusal, or any other third-party right or restriction of any kind.

“Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any court, tribunal, or arbitrator.

“Liabilities” means any and all debts, liabilities, and obligations of any nature, whether known or unknown, contingent or absolute, accrued or unaccrued, liquidated or unliquidated, whether due or to become due and whether or not required to be recorded on a balance sheet.

“Shares” means all of the issued and outstanding shares in the capital of the Target Company.

“Target Company” has the meaning set forth in Recital A.

“Target Group” has the meaning set forth in Recital A.

“Tax” and “Taxes” mean all taxes, levies, imposts, duties, deductions, withholdings, charges and other amounts in the nature of taxation of any kind whatsoever and however described, now or hereafter imposed, assessed, levied or collected by, or payable to, any Governmental Authority in any jurisdiction, together with any interest, penalty, surcharge, fine or addition thereto, whether disputed or not.

“Transaction” has the meaning set forth in Recital D.

“Transaction Taxes” means all Taxes and Duties arising out of, triggered by, or payable in connection with the entry into, performance or consummation of this Agreement or the Transaction (including any obligation of any person to deduct, withhold, account for, report or remit any amount to any Governmental Authority in respect thereof), but excluding any Tax imposed on or measured by the net income or capital gains of the Seller.

“Valuation Report” has the meaning set forth in Recital F.

ARTICLE II: PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, all of the Seller’s right, title, and interest in and to the Shares, free and clear of all Encumbrances.

2.2 Purchase Price. The total purchase price for the Shares shall be US$1.00 (One United States Dollar) (the “Purchase Price”). The Purchase Price is a fixed and final amount and shall not be subject to any pre-Closing or post-Closing adjustment for net working capital, debt, cash, or any other financial metric of the Target Company.

2.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents on July 27, 2026, or on such other date as the Parties may mutually agree in writing (the “Closing Date”).

2.4 Closing Deliverables.

(a) At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser:

(i) share transfer forms duly executed for the transfer of the Shares to the Purchaser;

(ii) all original share certificates representing the Shares (if any);

(iii) letters of resignation from all directors and officers of the Target Company, effective as of the Closing;

(iv) the minute books, statutory registers (including the register of members), corporate seals, and other corporate records of the Target Company in the Seller’s possession; and

(v) the Valuation Report and any residency or vendor declaration, certificate or similar document reasonably required to determine, reduce or eliminate any amount required to be withheld or remitted in respect of the Transaction; and

(vi) evidence reasonably satisfactory to the Seller of the releases referred to in Section 7.3(e).

(b) At the Closing, the Purchaser shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by the Seller; and

ARTICLE III: REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser, as of the Signing Date and as of the Closing Date, as follows:

3.1 Organization and Authority. The Seller is a company duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 Title to Shares. The Seller is the sole legal and beneficial owner of the Shares and has good and valid title to the Shares, free and clear of all Encumbrances.

3.3 No Conflict. The execution and delivery of this Agreement by the Seller does not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any provision of the Seller’s organizational documents or, subject to compliance with applicable securities laws, any material contract or law binding upon the Seller.

3.4 DISCLAIMER OF OTHER WARRANTIES; “AS IS” SALE.

EXCEPT FOR THE LIMITED REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, THE SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TARGET COMPANY, ITS BUSINESS, ASSETS, LIABILITIES, FINANCIAL CONDITION, OPERATING RESULTS, FUTURE PROSPECTS, OR ANY OTHER MATTER.

THE PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE TRANSACTION IS ON AN “AS IS, WHERE IS” AND “WITH ALL FAULTS” BASIS. THE PURCHASER IS ACQUIRING THE SHARES BASED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION, ANALYSIS, AND EVALUATION AND NOT IN RELIANCE ON ANY INFORMATION, REPRESENTATION, OR WARRANTY OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS ARTICLE III.

ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Organization and Authority. The Purchaser is a company duly organized and validly existing under the laws of its jurisdiction of incorporation and has the full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.2 Sufficient Funds. The Purchaser has sufficient funds available to pay the Purchase Price.

4.3 Independent Investigation and Acknowledgment of Risk. The Purchaser is a sophisticated purchaser experienced in evaluating and acquiring businesses. The Purchaser acknowledges that it has conducted its own independent due diligence, has reviewed all documents it deems necessary, including the Valuation Report, and has made its own decision to proceed with this transaction. The Purchaser fully understands and accepts all risks associated with the Target Company and has the capacity to bear the economic risk of its investment.

4.4 No Reliance. The Purchaser confirms that it has not relied on any representation or warranty from the Seller or any of its agents other than those expressly set forth in Article III of this Agreement.

ARTICLE V: COVENANTS

5.1 Conduct of Business Prior to the Closing. From the Signing Date until the Closing, the Seller shall cause the Target Company not to take any material action outside the ordinary course of business without the prior written consent of the Purchaser.

5.2 Public Announcements and Filings.

(a) No Party shall issue any press release or make any public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by law.

(b) Notwithstanding the foregoing, the Seller shall have the right, without the prior consent of the Purchaser, to make any public announcement or filing it deems necessary or advisable under applicable law, SEC rules, or Nasdaq listing rules (including, without limitation, the filing of a Form 6-K with respect to this transaction). The Purchaser agrees to cooperate reasonably with the Seller in connection with any such filing.

(c) The Purchaser agrees to promptly provide, upon the Seller’s reasonable request, accurate information concerning the Purchaser and its ultimate beneficial owners as may be necessary for the Seller to complete any required governmental or regulatory filings.

5.3 Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents and instruments and take all such further actions as may be necessary to carry out the provisions of this Agreement.

ARTICLE VI: INDEMNIFICATION

6.1 Assumption of All Liabilities. Effective as of the Closing, the Purchaser hereby unconditionally and irrevocably assumes, and shall cause each member of the Target Group to assume, all Liabilities of each member of the Target Group, of any kind whatsoever and howsoever arising, whether arising prior to, on, or after the Closing Date. The Seller and its affiliates shall have no further responsibility for any such Liabilities from and after the Closing, and the Purchaser shall ensure that the Seller and its affiliates are held harmless from any claims arising therefrom. For the avoidance of doubt, the Liabilities assumed by the Purchaser under this Section 6.1 include all Transaction Taxes and all other Taxes and Duties of or relating to the Target Group (other than any Tax imposed on or measured by the net income or capital gains of the Seller), and this Section 6.1 is subject to Sections 6.4 to 6.7.

6.2 Limitation of Seller’s Liability.

(a) The representations and warranties of the Seller contained in Article III shall survive the Closing for a period of twelve (12) months. After such period, all such representations and warranties shall terminate, and any claim related thereto shall be forever barred.

(b) The sole and exclusive remedy of the Purchaser for any breach of the representations and warranties in Article III shall be a claim for direct damages.

(c) In no event shall the aggregate liability of the Seller under this Agreement for any and all claims exceed the Purchase Price paid by the Purchaser, i.e., US$1.00 (One United States Dollar).

6.3 Indemnification by Purchaser. The Purchaser shall indemnify, defend, and hold harmless the Seller, its affiliates, and their respective directors, officers, employees, and agents from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or resulting from:

(a) any breach of any representation, warranty, or covenant of the Purchaser contained in this Agreement; and

(b) any and all claims, actions, or demands arising from the operation, assets, business, or any Liabilities of the Target Company or any other member of the Target Group, whether arising before, on, or after the Closing.

6.4 Transaction Taxes; Withholding.

(a) All Transaction Taxes shall be borne and paid by the Purchaser, regardless of the jurisdiction in which, the person on whom, or the basis on which any such Transaction Tax is assessed, imposed, collected or payable.

(b) The Purchaser shall be responsible for the preparation and lodgement of any return, statement, declaration or notice, and for the payment of any amount, required in connection with any Transaction Tax, in each case within the time required by applicable law.

(c) If any applicable law requires any party to deduct, withhold, account for or remit any amount in respect of the Transaction, the relevant party shall be entitled to do so and shall remit such amount to the relevant Governmental Authority, and the Parties shall cooperate in good faith to obtain any clearance, certificate, declaration, exemption, variation, ruling or other relief available to reduce or eliminate any such amount. For these purposes, the value of the Shares shall be determined by reference to the Valuation Report.

6.5 Tax Cooperation. The Parties shall cooperate, and the Purchaser shall cause the Target Group to cooperate, in good faith and shall provide such information, documents, declarations and assistance as may reasonably be required in connection with any Transaction Tax or any related filing, audit, enquiry, assessment or proceeding.

6.6 Tax and Duty Indemnity. The Purchaser shall indemnify, defend and hold harmless the Seller and its affiliates from and against any and all Transaction Taxes, and any other Taxes or Duties of, or relating to, the Target Group (whether arising before, on or after the Closing), and any related cost, interest, penalty, loss or expense, including any arising from any failure by the Purchaser to comply with this Article, in each case other than any Tax imposed on or measured by the net income or capital gains of the Seller.

6.7 Survival of Tax Provisions. Notwithstanding Section 6.2, the obligations of the Purchaser under Sections 6.4 to 6.6 shall survive the Closing until the expiration of the applicable limitation period (including any extension) for the relevant Tax or Duty, and shall not be subject to the limitation on the Seller’s liability set out in Section 6.2(c).

ARTICLE VII: CONDITIONS TO CLOSING

7.1 Mutual Conditions. The respective obligations of each Party to consummate the Closing are subject to the condition that no Governmental Authority shall have enacted any law or order that makes the transaction illegal or otherwise prohibits its consummation.

7.2 Conditions to Obligations of Purchaser. The obligations of the Purchaser to consummate the Closing are subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of the Seller shall be true and correct in all material respects and the Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement;

(b) the registration of the transfer of all shares of the Target Company to the Purchaser shall have been duly completed with the relevant authorities, and the Purchaser shall have received evidence of such completion to its reasonable satisfaction;

(c) the executive director(s) of the Target Company shall have been duly replaced with individual(s) designated by the Purchaser, and evidence of the registration of such change with the relevant authorities shall have been provided to the Purchaser; and

(d) with effect from Closing, the Seller hereby irrevocably and unconditionally waives, releases and discharges in full all claims, rights, or causes of action relating to any and all debts or other amounts owed by the Target Company (and/or its subsidiaries, as applicable) to the Seller or its affiliates, whether existing as of the date hereof or arising prior to Closing, and undertakes not to make or enforce any such claims against the Target Company (and/or its subsidiaries, as applicable) at any time following Closing.

7.3 Conditions to Obligations of Seller. The obligations of the Seller to consummate the Closing are subject to the fulfillment, at or prior to the Closing, of the following conditions:

(a) the representations and warranties of the Purchaser shall be true and correct in all material respects;

(b) the Purchaser shall have paid the Purchase Price and performed in all material respects all obligations required to be performed by it hereunder; and

(c) the Seller shall have obtained any shareholder approval required under applicable law or Nasdaq rules for the consummation of the transactions contemplated by this Agreement, if any.

(d) the board of directors of the Seller shall have approved this Agreement and the Transaction;

(e) the Seller and its affiliates shall have been released, on terms reasonably satisfactory to the Seller, from all guarantees, indemnities and other credit support given by them in respect of the Target Group; and

(f) any clearance, declaration, valuation, consent, ruling or determination that the Seller reasonably considers necessary or advisable in connection with any Transaction Taxes shall have been obtained or made.

(g) with effect from Closing, Purchaser shall procure that Target Company and each of its subsidiariesirrevocably and unconditionally waive, release and discharge in full all claims, rights, causes of action relating to any and all debts or other amounts owed by Seller (and/or its subsidiaries, as applicable) to the Target Company or its affiliates, whether existing as of the date hereof or arising prior to Closing, and undertakes not to make or enforce any such claims against the Seller (and/or its subsidiaries, as applicable) at any time following Closing.

ARTICLE VIII: MISCELLANEOUS

8.1 Each Party shall bear its own costs and expenses incurred in connection with the negotiation, drafting, and execution of this Agreement, whether or not the transactions contemplated hereby are consummated.

8.2 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior oral or written discussions, agreements, and understandings.

8.3 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. Any dispute, controversy, or claim arising out of or relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in accordance with the HKIAC Administered Arbitration Rules in force at the time of the submission of the notice of arbitration. The seat of arbitration shall be Hong Kong. The language of the arbitration shall be English. The number of arbitrators shall be one. The arbitral award shall be final and binding on the Parties.

8.4 All notices hereunder shall be in writing and sent by email to the designated contacts of each Party.

8.5 If any term or provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

SELLER:

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

By:
Name:
Title:

PURCHASER:

Trusha Realty Pte Ltd

By:
Name:
Title: